Exhibit 10.m.

                                   CDI CORP.

                           RESTRICTED STOCK AGREEMENT


     This Restricted Stock Agreement (the "Agreement") is entered into as of this 14th day of October, 2002 between CDI Corp., a Pennsylvania corporation (the "Company"), and Jay G. Stuart ("Executive").

     SECTION 1. GRANT OF RESTRICTED STOCK.

     The Company hereby grants to Executive 10,000 shares of the Company's common stock par value $.10 per share, subject to the restrictions set forth herein. The Company, following the execution of this Agreement, will issue 10,000 shares of the Company's common stock (the "Stock") to Executive. The Stock shall consist of four certificates of 2,500 shares each, registered in Executive's name (the "Certificates"), subject to the restrictions set forth herein.

     SECTION 2. CUSTODY OF STOCK.

     The Company will deliver the Certificates to the Secretary of the Company (the "Secretary"), to be held in escrow in accordance with the terms of this Agreement. Simultaneously with the delivery of the Certificates, Executive will sign and deliver to the Secretary an undated stock power with respect to each of the Certificates, authorizing the Secretary to transfer title to each
Certificate to the Company, in the event that Executive forfeits all or a portion of the Stock in accordance with the terms of this Agreement.

     SECTION 3. RIGHTS TO VOTE STOCK.

     Executive will be considered a shareholder with respect to the escrowed Stock and will have all corresponding rights, including the right to vote the Stock and to receive all dividends and other distributions with respect to the Stock, except that Executive will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any escrowed Stock, and Executive's rights in the escrowed Stock will be subject to forfeiture as provided in
Section 5 of this Agreement.

     SECTION 4. VESTING OF RESTRICTED STOCK.

     Executive will vest, if at all, in all grants of restricted shares of Stock at the rate of 25% per year on the anniversary date of the original grant. If Executive's employment with the Company terminates for any reason, none of the unvested Stock shall ever vest and such shares shall be forfeited to the Company as of the date that Executive's employment with the Company terminates. For all shares of Stock in which Executive becomes vested, the escrow will terminate and the Secretary will deliver the stock certificates to Executive as soon as practicable after such shares vest.

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     SECTION 5. FORFEITURE OF STOCK.

     Executive shall forfeit all remaining escrowed Stock upon the termination of his service as an employee of the Company for any reason or upon any attempt by Executive to sell, exchange, transfer, pledge, hypothecate or otherwise dispose or encumber any of the escrowed Stock. Title to all forfeited shares of Stock shall be transferred back to the Company as soon as reasonably practicable after they are forfeited.

     SECTION 6. COMPLIANCE WITH LAWS.

     All shares of Stock issued to Executive or his personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, withholding federal income and other taxes with respect to such Stock; restricting (by legend or otherwise) such Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, which restrictions shall continue to apply after the delivery of certificates for the Stock to Executive or his personal representative; and postponing the issuance or delivery of any Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange.

     SECTION 7. AGREEMENT NOT TO AFFECT RELATIONSHIP WITH COMPANY.

     This Agreement shall not confer upon Executive any right to continue in the employ or service of the Company.

     SECTION 8. ADJUSTMENT FOR CAPITAL CHANGES.

     The  number  of  shares  of  Stock  subject  to  this  Agreement  shall  be
appropriately   adjusted  in  the  event  of  a  stock  split,  stock  dividend, recapitalization, or other capital change of the Company.

     SECTION 9. INTERPRETATION.

     The Company shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.

                                        CDI CORP.


                                        By:  /s/  Roger H. Ballou
                                            ----------------------------------
                                                  Roger H. Ballou
                                                  President and CEO

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                                        EXECUTIVE:


                                                /s/ Jay G. Stuart
                                            ----------------------------------
                                                    Jay G. Stuart